UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

TELEFLEX INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 948-5100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Teleflex Incorporated (the “Company”) held its annual meeting of stockholders on April 30, 2010. At the meeting, the Company’s stockholders voted on:

• the election of three directors of the Company to serve for a term of three years or until their successors have been elected and qualified; and

• a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

With respect to the election of directors, the Company’s stockholders elected each of Patricia C. Barron, Jeffrey A. Graves and James W. Zug to the Company’s Board of Directors to serve a three-year term expiring in 2013. The number of votes cast for or withheld and the number of broker non-votes with respect to each nominee is set forth below:

Name	For	Withheld	Broker Non-Votes
Patricia C. Barron	31,540,842	1,378,995	2,817,339
Jeffrey A. Graves	32,169,935	749,902	2,817,340
James W. Zug	32,296,431	623,406	2,817,340

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. The number of votes cast for or against, the number of abstentions and the number of broker non-votes with respect to the proposal are set forth below:

For	Withheld	Abstain	Broker Non-Votes
35,025,961	585,632	126,583	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	TELEFLEX INCORPORATED

	By:	/s/ Laurence G. Miller

Name: Laurence G. Miller Title: Executive Vice President, General Counsel and Secretary